EMPLOYMENT AGREEMENT

                  This Agreement (this "Agreement"), dated as of July 1, 1998, is made by and among Carson Products Company, a Delaware corporation (the "Corporation"), and Mr. Gregory Andrews (the "Executive").


                                    Recitals

                  1. The Corporation desires to employ the Executive as Chief Executive Officer of the Corporation, and to enter into an employment agreement embodying the terms of such relationship.

                  2. The Executive is willing to be employed as Chief Executive Officer of the Corporation on the terms set forth herein.


                                    Agreement

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the Corporation and the Executive hereby agree as follows.

1.       Definitions.

1.1 "Affiliate" means any person or entity of any kind effectively  controlling,
effectively   controlled  by  or  under   effective   common  control  with  the
Corporation.

1.2 "Board" means the Board of Directors of the Corporation.

1.3 "Cause" means (a) the Executive is convicted of a felony involving moral turpitude, (b) the Executive commits a willful serious act intending to enrich himself at the expense of the Corporation or any Affiliate, or (c) the Executive, in carrying out his duties and responsibilities under this Agreement, engages in gross negligence or willful misconduct which, in either case, results in material harm to the Corporation and/or any Affiliate. The Executive shall be deemed not to have engaged in gross negligence or willful misconduct if he has acted in the good faith belief that the action taken is in the best interests of the Corporation.

1.4 "Disability" means the Executive's inability to render the services required hereunder by reason of a physical or mental disability reasonably expected to last for more than six months after the date such disability is first diagnosed, as determined by the written medical opinion of an independent medical physician selected in good faith by the Corporation.

1.5 "Change in Control" shall mean and be deemed to have occurred if:

(a) any Person, excluding the Permitted Holders, is or becomes the "Beneficial Owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of more than 50% of the total Voting Stock of the Corporation; or

(b) the Corporation consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Corporation to any Person, or any Person consolidates with, or merges with or into the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Corporation is converted into or exchanged for cash, securities or other property, other than any such transaction where immediately after such transaction no Person, excluding Permitted Holders, is the "Beneficial Owner," (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation.

1.6 "Parent" means any corporation which has a direct or indirect legal or beneficial ownership interest in the Corporation, but only if any such corporation owns or controls, directly or indirectly, stock possessing at least 50% of the total combined voting power of all classes of stock of the Corporation.

1.7 "Permitted Holders" means (i) DNL Partners Limited Partnership; (ii) DNL Group, LLC; (iii) Morningside Capital Group, LLC; (iv) Vincent A. Wasik, S. Garrett Stonehouse and Lawrence E. Bathgate, II or any of their respective spouses or lineal descendants; (v) any controlled affiliate of any of the Persons or entities described in clauses (i), (ii), (iii) and (iv); (vi) in the event of the incompetence or death of any of the individuals described in clause
(iv), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date will beneficially own or have the right to acquire, directly or indirectly, capital stock of the Corporation; or (vii) any trusts created for the benefit of each of the persons or entities described in this definition, including any trust for the benefit of the parents or siblings of any of the individuals described in clause (iv) or any trust for the benefit of any such trust.

1.8 "Person" shall have the meaning ascribed thereto in Section 3(a)(9) of the Exchange Act, as modified, applied and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) the Corporation, Carson, Inc. or their affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, Carson, Inc. or their affiliates (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation or Carson, Inc. in substantially the same character and proportions as their ownership of stock of the Corporation or Carson, Inc.

1.9 "Subsidiary" means any corporation (other than the Corporation) in which the Corporation or any Parent has a direct or indirect legal or beneficial ownership interest, but only if the Corporation or the Parent, as the case may be, owns or controls, directly or indirectly, stock possessing at least 20% of the total combined voting power of all classes of stock in any such corporation.

1.10 "Voting Stock" shall mean any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the Board (or persons performing similar functions) for such Person.

2. Employment. Subject to the terms and provisions set forth in this Agreement, the Corporation during the Term of Employment agrees to employ the Executive as Chief Executive Officer of the Corporation and the Executive hereby accepts such employment.

3. Term of Employment. The term of employment under this Agreement shall commence as of July 1, 1998 (the "Commencement Date") and, unless earlier terminated by the Corporation or the Executive under Section 6 of this Agreement, shall continue until December 31, 2000 (the "Term of Employment"). The Term of Employment shall be extended for additional one-year periods if neither the Executive nor the Corporation has notified the other in writing at least six months prior to the end of the then Term of Employment, as the same may have been extended at such time, that the Term of Employment shall not be extended or further extended, as the case may be, for any such additional one-year period.

4. Positions, Responsibilities and Duties.

4.1 Positions and Duties. During the Term of Employment, the Executive shall be employed and shall serve as Chief Executive Officer of the Corporation. In such position, the Executive shall have the duties, responsibilities and authority designated by the Board, which shall be consistent with the duties, responsibilities and authority generally afforded to an individual serving as the chief executive officer of a company of comparable size. The Executive shall serve under the direction and supervision of the Board and shall report to the Board or the Board's designees. As soon as reasonably practicable after the date hereof, the Corporation shall use its reasonable best efforts to elect the Executive as a member of the Board and the board of directors of Carson, Inc. and, during the Term of Employment, shall nominate the Executive for reelection to the Board and the board of directors of Carson, Inc. Immediately upon termination of the Executive's employment with the Corporation for any reason the Executive shall resign, and shall be deemed to have resigned, from the Board and the board of directors of Carson, Inc.

4.2 Attention to Duties and Responsibilities. During the Term of Employment, the Executive shall devote his full business time to the business and affairs of the Corporation and the Executive shall use his best efforts, ability and fidelity to perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement; provided, however, that the Executive shall be allowed, to the extent such activities do not substantially interfere with the performance by the Executive of his duties and responsibilities hereunder, to
(a) manage the Executive's personal affairs, and (b) serve on boards or committees of civic or charitable organizations or trade associations.

5. Compensation and Other Benefits.

5.1 Base Salary. During the Term of Employment, the Executive shall receive a base salary of $300,000 per annum ("Base Salary") payable in accordance with the Corporation's normal payroll practices. Such Base Salary shall be reviewed annually for increase in the sole discretion of the Board. Such Base Salary as so increased shall then constitute the Executive's "Base Salary" for purposes of this Agreement. Once increased, such Base Salary may not thereafter be decreased without the consent of the Executive.

5.2 Signing and Annual Bonus. Within five (5) business days after the execution of this Agreement, the Corporation shall pay the Executive a one-time signing bonus equal to $150,000. In addition, during the Term of Employment, the Executive shall be eligible to receive a target annual bonus equal to 50% of such Executive's Base Salary if the Corporation attains target performance goals established in good faith by the Board's Compensation Committee (the "Annual Bonus"); provided, however, that in respect of the Corporation's 1998 fiscal year the Executive shall be entitled to receive a guaranteed bonus equal to $300,000 (the "Guaranteed Bonus").

5.3 Incentive, Retirement, and Savings Plans. During the Term of Employment and to the extent eligible, the Executive shall participate in all incentive, pension, retirement, savings and other employee benefit plans and programs, if any, maintained from time to time by the Corporation for the benefit of senior executives and other employees of the Corporation; provided, however, that, unless otherwise determined by the Board, the Executive shall not be eligible to participate in any profit-sharing plan maintained, sponsored or contributed to by the Corporation or Carson, Inc. that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended.

5.4 Welfare Benefit Plans. During the Term of Employment and to the extent eligible, the Executive shall participate in and be covered by all the welfare benefit plans and programs, if any, maintained by the Corporation for the benefit of senior executives and other employees of the Corporation. The Executive shall be entitled to life insurance coverage, during the Term of Employment, having a death benefit equal to $5,000,000, to the extent that the Executive is and remains insurable and such coverage is available at commercially reasonable rates.

5.5 Stock Option Grants. The Executive shall be entitled to receive stock option grants which, subject to the terms and provisions of the Carson, Inc. 1996 Long-Term Incentive Plan and any award or grant agreement executed thereunder, provides the Executive an opportunity to acquire 250,000 Class A common shares of Carson, Inc. Such grants will be made, subject to approval by the Carson, Inc. Compensation Committee, as follows:

(a) An option to acquire 150,000 shares of Class A common stock of Carson, Inc. shall be granted as soon as practicable after the execution of this Agreement. Such option shall have a per share exercise price equal to the fair market value of a share of such Class A common stock on the date of grant and shall become exercisable as to 75,000 underlying shares on each of July 1, 1999 and July 1, 2000 if the Executive is then employed by the Corporation. In the event that the Executive dies or is terminated by the Corporation due to Disability or without Cause during the Term of Employment the option shall become exercisable as to an aggregate number of underlying shares (inclusive of those already exercisable by the Executive) equal to 150,000 shares multiplied by a fraction, the numerator of which is the number of full months during which the Executive was employed by the Corporation after July 1, 1998 and the denominator of which is 24. Such option shall remain exercisable as to such resulting number of underlying shares for one year after the date of any such termination of employment, but not beyond the stated expiration date of such option.

(b) An option to acquire 50,000 shares of Class A common stock of Carson, Inc. shall be granted as soon as practicable after the execution of this Agreement. Such option shall have a per share exercise price equal to the fair market value of a share of such Class A common stock on the date of grant and shall be exercisable in full upon grant.

(c) An option to acquire 50,000 shares of Class A common stock of Carson, Inc. shall be recommended to the Carson, inc. compensation committee for grant in January, 1999. Such option shall be recommended to become exercisable as to 25,000 underlying shares on each of July 1, 1999 and July 1, 2000 and shall be recommended to have an exercise price equal to that of the stock options granted pursuant to Section 5.5(a) and (b) above. It shall also be recommended that in the event that the Executive dies or is terminated by the Corporation due to Disability or without Cause during the Term of Employment the option shall become exercisable as to an aggregate number of underlying shares (inclusive of those already exercisable by the Executive) equal to 50,000 shares multiplied by a fraction, the numerator of which is the number of full months during which the Executive was employed by the Corporation after July 1, 1998 and the denominator of which is 24. It shall also be recommended that such option shall remain exercisable as to such resulting number of underlying shares for one year after the date of any such termination of employment, but not beyond the stated expiration date of such option.

(d) The Executive shall, at the sole discretion of the Board or a duly authorized committee thereof, be eligible to receive additional option or other equity based grants consistent with any applicable compensation plans and practices.

5.6 Expense Reimbursement. During the Term of Employment, the Executive shall be entitled to receive prompt reimbursement for all expenses incurred by the Executive in performing his duties and responsibilities hereunder in accordance with the policies and procedures of the Corporation as in effect at the time the expense was incurred, as the same may be changed from time to time. In addition, during the Term of Employment, the Executive shall be entitled to receive an annual reimbursement of up to $20,000 for his son's actual private high school level tuition expense.

5.7 Vacation and Fringe Benefits. During the Term of Employment, the Executive shall be entitled to four weeks paid vacation at such times which do not materially interfere with the performance of the Executive's duties hereunder. In addition, during the Term of Employment, the Executive shall, in accordance and consistent with the past practices of the Corporation, be entitled to such fringe benefits and perquisites, if any, as in effect and provided from time to time to senior executives of the Corporation.

5.8 Colgate Phantom Awards. The Executive shall be entitled to receive the phantom awards set forth in the SAR Units and Phantom Stock Agreement, dated of even date herewith, by and between the Executive and the Corporation, in accordance with and subject to the terms and provisions set forth therein. Such agreement is attached hereto as Exhibit A.

5.9 Relocation. The Corporation shall reimburse the Executive for all reasonable expenses incurred by him in respect of moving his furnishings and personal effects to Savannah, Georgia or its vicinity. In addition, the Corporation, for a period of four months, shall reimburse the Executive for reasonable temporary Savannah (or vicinity) lodging expenses incurred by him. To the extent any such reimbursable expenses are not deductible by the Executive, the Corporation shall increase such reimbursement payments such that, after the payment by the Executive of all income taxes attributable thereto, the Executive retains an amount of such relocation reimbursement payments equal to the amount of any such non-deductible reimbursable relocation expenses.

6. Termination.

6.1 Termination Due to Death. In the event of the Executive's death during the Term of Employment, the Term of Employment shall thereupon end and the Executive, his estate or other legal representative, as the case may be, shall only be entitled to the pro-rata stock option accelerated exercisability set forth in (and in accordance with) the last two sentences of Sections 5.5(a) and 5.5(c) above, and:

(a) (i) Base Salary  continuation  at the rate in effect (as provided in Section
5.1 of this Agreement) on the date of termination for a one-month period commencing on such date of termination, and (ii) the Guaranteed Bonus if such termination occurs prior to January 1, 1999.

(b) any Base Salary accrued to the date of termination or any prior fiscal year Annual Bonus actually awarded, but not yet paid as of the date of termination;

(c) reimbursement for all expenses (under Section 5.6) incurred as of the date of termination, but not yet paid as of the date of termination; and

(d) (i) continuation of the Executive's welfare benefits (as described in Section 5.4 of this Agreement) at the level in effect on the date of termination for the one-month period following the termination of the Executive's employment due to death to the extent permitted under the Corporation's plans and programs at commercially reasonable costs, and (ii) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans, programs or agreements, if any, of the Corporation.

6.2 Termination Due to Disability. Upon 15 days prior written notice to the Executive, the Corporation may terminate the Executive's employment hereunder due to Disability. In the event of the Executive's termination due to Disability during the Term of Employment, the Term of Employment shall thereupon end and the Executive, or his legal representative, as the case may be, shall only be entitled to the pro-rata stock option accelerated exercisability, set forth in (and in accordance with) the last two sentences of Sections 5.5(a) and 5.5(c) above, and:

(a) (i) Base Salary  continuation  at the rate in effect (as provided in Section
5.1 of this Agreement) on the date of termination until the Executive commences receiving benefit payments under the Corporation's long-term disability insurance plan or program (such continuation, however, not to exceed six months), and (ii) the Guaranteed Bonus if such termination occurs prior to January 1, 1999.

(b) any Base Salary accrued to the date of termination or any prior fiscal year Annual Bonus actually awarded, but not yet paid as of the date of termination;

(c) reimbursement for all expenses (under Section 5.6) incurred as of the date of termination, but not yet paid as of the date of termination; and

(d) (i) continuation of the Executive's welfare benefits (as described in Section 5.4 of this Agreement) at the level in effect on the date of termination for the six-month period following the termination of the Executive's employment due to Disability to the extent permitted under the Corporation's plans and programs at commercially reasonable costs, and (ii) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans, programs or agreements, if any, of the Corporation.

6.3 Termination by the Corporation for Cause. The Corporation may terminate the Executive's employment hereunder for Cause. If the Corporation terminates the Executive's employment hereunder for Cause during the Term of Employment, the Term of Employment shall thereupon end as set forth below and the Executive shall only be entitled to:

(a) Base Salary up to and including the date of termination;

(b) any prior fiscal year Annual Bonus actually awarded, but not yet paid as of the date of termination;

(c) reimbursement for all expenses (under Section 5.6) incurred as of the date of termination, but not yet paid as of the date of termination; and

(d) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans, programs or agreements, if any, of the Corporation or any Subsidiary.

6.4 Termination Without Cause Prior to a Change in Control. Upon 15 days prior written notice to the Executive, the Corporation may terminate the Executive's employment hereunder without Cause prior to the occurrence of a Change in Control. If the Corporation terminates the Executive's employment hereunder without Cause (other than due to death, Disability or the expiration of the Term of Employment) during the Term of Employment and prior to the occurrence of a Change in Control, the Term of Employment shall thereupon end and the Executive shall only be entitled to the pro-rata stock option accelerated exercisability set forth in (and in accordance with) the last two sentences of Sections 5.5(a) and 5.5(c) above, and:

(a) (i) Base Salary  continuation  at the rate in effect (as provided in Section
5.1 of this Agreement) on the date of termination for an eighteen month period commencing on such date of termination, and (ii) the Guaranteed Bonus if such termination occurs prior to January 1, 1999;

(b) any Base Salary accrued or any prior fiscal year Annual Bonus actually awarded, but not yet paid as of the date of termination;

(c) reimbursement for all expenses (under Section 5.6) incurred as of the date of termination, but not yet paid as of the date of termination;

(d) continuation of the welfare benefits of the Executive, at the level in effect (as provided for by Section 5.4 of this Agreement) on the date of termination for the eighteen month period commencing on the date of termination;

(e) accelerated exercisability of the SAR Units and settlement and redemption of the Phantom Shares awarded to the Executive pursuant to the SAR Units and Phantom Stock Agreement, in accordance with the terms and provisions thereof; and

(f) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans, programs or agreements, if any, of the Corporation or any Subsidiary.

6.5 Voluntary Termination. The Executive may effect, during the Term of Employment and upon 30 days prior written notice to the Corporation, a voluntary termination of his employment hereunder and thereupon the Term of Employment shall end. A voluntary termination shall entitle the Executive only to all of the rights and benefits which the Executive would be entitled in the event of a termination of his employment by the Corporation for Cause.

6.6 Termination Without Cause on or Subsequent to a Change in Control. Upon 30 days prior written notice to the Executive, the Corporation may terminate the Executive's employment hereunder without Cause on or subsequent to the occurrence of a Change in Control. If the Corporation terminates the Executive's employment hereunder without Cause (other than due to death, Disability or the expiration of the Term of Employment) during the Term of Employment and on or subsequent to the occurrence of a Change in Control, the Term of Employment shall thereupon end and the Executive shall only be entitled to the pro-rata stock option accelerated exercisability set forth in (and in accordance with) the last two sentences of Sections 5.5(a) and 5.5(c) above, and:

(a) in lieu of any further salary and annual bonus payments to the Executive for periods subsequent to the date of termination, the Corporation shall pay to the Executive a lump sum severance payment, in cash, equal to two times the sum of
(i) the highest Base Salary paid or payable to the Executive during the twelve month period immediately preceding the month in which the Change in Control occurs, and (ii) the annual bonus paid or determined and payable to the Executive during such twelve month period.

(b) any Base Salary accrued or any prior fiscal year Annual Bonus actually awarded, but not yet paid as of the date of termination;

(c) reimbursement for all expenses (under Section 5.6) incurred as of the date of termination, but not yet paid as of the date of termination;

(d) continuation of the welfare benefits of the Executive, at the level in effect (as provided for by Section 5.4 of this Agreement) on the date of termination for the two year period commencing on the date of termination;

(e) accelerated exercisability of the SAR Units and settlement and redemption of the Phantom Shares awarded to the Executive pursuant to the SAR Units and Phantom Stock Agreement, in accordance with the terms and provisions thereof; and

(f) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans, programs or agreements, if any, of the Corporation or any Subsidiary.

6.7 No Mitigation; No Offset. In the event of any termination of employment under this Section 6, the Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this
Section 6 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

6.8 Statements by the Executive or the Corporation. Subject to the requirements of any applicable securities or other laws or as may otherwise be required in the performance of his duties hereunder, the Executive agrees that, during and after the Term of Employment, he shall not at any time make any statement or representation, written or oral, (a) which the Executive knows or should know will, or which he knows or should know is reasonably likely to, impair or adversely affect in any way the reputation, good will, business, customer or supplier relationships, or public relations of the Corporation, any Parent, any Subsidiary any Affiliate, and/or any person or entity which the Executive knows or should know is one of the following: (i) a member of the boards of directors of the Corporation, any Parent, any Affiliate and/or any Subsidiary, (ii) an employee of the Corporation, any Parent, any Affiliate and/or any Subsidiary,
(iii) a person or entity who has or has had a legal or beneficial ownership interest in the shares of the Corporation, any Parent, any Subsidiary and/or any Affiliate (an "Owner"), and/or (iv) an owner, employee, director, partner, representative of, and/or adviser to, any such Owner, or (b) which the Executive knows or should know will, or is reasonably likely to, cause to be brought into disrepute the name of the Corporation, any Parent, any Subsidiary, any Affiliate, and/or any person or entity which the Executive knows or should know is one of the following: (i) a member of the boards of directors of the Corporation, any Parent, any Affiliate and/or any Subsidiary, (ii) an employee of the Corporation, any Parent, any Affiliate and/or any Subsidiary, (iii) an Owner, and/or (iv) an owner, employee, director, partner, representative of, and/or advisor to, any such Owner (other than, with respect to both (a) and (b) above, any statement or representation pursuant to or under any order or request issued by (A) a court of competent jurisdiction, (B) any governmental authority,
or  (C)  any   recognized   subpoena   power).

6.9 Excise Tax Limitation. Notwithstanding any other provision of this Agreement to the contrary, in the event that any payments or benefits received or to be received by the Executive in connection with the Executive's employment with the Corporation (or termination thereof) would subject the Executive to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Excise Tax"), and if such payments or benefits less the Excise Tax is less than the maximum amount of the payments or benefits which could otherwise be payable to the Executive without the imposition of the Excise Tax, then, to the extent necessary to eliminate the imposition of the Excise Tax, (a) such cash payments and benefits shall first be reduced (if necessary, to zero) and (b) all other non-cash payments and benefits shall next be reduced.

7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided or maintained by the Corporation and for which the Executive may be eligible and qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any future agreements with the Corporation and/or any Affiliate, including, without limitation, any stock option agreements.

8. Resolution of Disputes. With the exception of proceedings for equitable relief brought pursuant to Section 9.4 of this Agreement or otherwise, any disputes arising under or in connection with this Agreement, including, without limitation, any assertion by any party hereto that the other party has breached any provision of this Agreement, shall be resolved by arbitration, to be held in Savannah, Georgia (or such other location as the Corporation and the Executive shall agree to in writing), in accordance with the rules and procedures of the
American   Arbitration    Association.

9.   Confidential    Information   and  Noncompetition.

9.1 Confidential Information. The Executive shall not, during the Term of Employment and at any time thereafter, without the prior express written consent of the Board, directly or indirectly, use any Confidential Information (as defined below) in any way, or divulge, disclose or make available or accessible any Confidential Information to any person, firm, partnership, corporation, trust or any other entity or third party (other than when required to do so in good faith to perform the Executive's duties and responsibilities under this Agreement or when required to do so by a lawful order of a court of competent jurisdiction). In addition, the Executive shall not create any derivative work or other product based on or resulting from any Confidential Information (except in the good faith performance of his duties under this Agreement). The Executive shall also immediately notify the Board if he becomes aware of any material unauthorized use or disclosure of any material Confidential Information by any third party, and the Executive agrees to cooperate fully in any attempts or efforts by the Corporation or any Affiliate to obtain any relief or remedy in respect of such unauthorized use or disclosure. The Executive shall also proffer to the Board's designee, immediately upon any termination of his employment with the Corporation for any reason, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing any Confidential Information that are in the Executive's actual or constructive possession or which are subject to his control at such time. In addition, the
Executive shall at all times use his best efforts carefully to safeguard any Confidential Information in the Executive's possession or under his control. For purposes of this Agreement, "Confidential Information" shall mean all information respecting the business and activities of the Corporation, any Parent and/or any Subsidiary, including, without limitation, the terms and provisions of this Agreement, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, data gathering methods and/or strategies of the Corporation, any Parent and/or any Subsidiary. Notwithstanding the immediately preceding sentence, Confidential Information shall not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of the Executive's breach of any portion of this Section 9.1 or any other obligation the Executive owes to the Corporation, any Parent and/or any Subsidiary).

9.2 Noncompetition. The Executive, during the Term of Employment and, if his employment with the Corporation is terminated for any reason (other than due to death or Disability, or by the Corporation without Cause), for 18 months after the date of any such termination, shall not, directly or indirectly, within or with respect to the United States of America or Africa (a) engage, without the prior express written consent of the Corporation, in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder or in any other individual, corporate or representative capacity, or render any services or provide any advice to any business, activity, person or entity, with respect to any of its activities that, directly or indirectly, compete in any material manner with (i) the Corporation, (ii) any Parent or Subsidiary, or (iii) any product, service or other business of any such entities which is in production, distribution or development as of the date of termination, and/or (b) meaningfully assist, help or otherwise support, without the prior express written consent of the Corporation, any person, business, corporation, partnership or other entity or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder or in any other individual, corporate or representative capacity, to create, commence or otherwise initiate, or to develop, enhance or otherwise further, any business or activity if such business or activity, directly or indirectly, competes (or is reasonably likely to compete) in any manner with any significant business or activity of the Corporation or any Parent or Subsidiary.

9.3 Nonsolicitation. Other than in the performance of his duties with the Corporation, the Executive, during the Term of Employment and, if his employment with the Corporation is terminated for any reason (other than due to death or Disability, or by the Corporation without Cause), for 18 months after the date of any such termination, shall not, directly or indirectly, (a) take any action to solicit or divert any business or clients or customers (or potential clients or potential customers) away from the Corporation or any Parent or Subsidiary,
(b) induce customers, potential customers, clients, potential clients, suppliers, agents or other persons under contract or otherwise associated or doing business with the Corporation or any Parent or Subsidiary to terminate, reduce or alter any such association or business with or from the Corporation or any Parent or Subsidiary, and/or (c) induce any person in the employment of the Corporation or any Parent or Subsidiary or any consultant to the Corporation or any Parent or Subsidiary to (i) terminate such employment, or consulting arrangement, (ii) accept employment, or enter into any consulting arrangement, with anyone other than the Corporation or any Parent or Subsidiary, and/or (iii) interfere with the customers, suppliers, or clients of the Corporation, any Subsidiary, any Parent or any Affiliate in any manner or the business of the Corporation, any Subsidiary, any Parent or any Affiliate in any manner. For purposes of this Section 9.3, a "potential client" or a "potential customer" shall mean a person or entity that the Corporation, any Parent or any Subsidiary
(A), as of the date the Executive's employment terminates, is, or has expended time or resources which are not insignificant in amount or kind in, soliciting or is in preparation for soliciting, and/or (B) has, at any time or from time to time, within the 12 month period prior to the date the Executive's employment terminates, been soliciting for or in respect of any current, actively pending or contemplated product lines, businesses, or services offered by the Corporation, any Parent or any Subsidiary, including, without limitation, any marketing arrangements, licensing arrangements, manufacturing arrangements, and/or distribution arrangements (the "Products").

9.4 Injunctive Relief. The Executive acknowledges and agrees that the Corporation will have no adequate remedy at law, and would be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of this Section 9 of this Agreement. The Executive agrees that the Corporation shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 9, and to specific performance of each of the terms of such Section in addition to any other legal or equitable remedies that the Corporation may have. The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Section 9, raise the defense that the Corporation has an adequate remedy at law.

9.5 Special Severability. The terms and provisions of this Section 9 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. It is the intention of the parties to this Agreement that the potential restrictions on the Executive's future employment imposed by this
Section 9 be reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of this Section 9 unreasonable in duration or geographic scope or otherwise, the Executive and the Corporation agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

10. Successors.

10.1 The Executive. This Agreement is personal to the Executive and, without the prior express written consent of the Corporation, shall not be assignable by the Executive, except that the Executive's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, intestate succession or pursuant to a qualified domestic relations order. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives.

10.2 The Corporation. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. The Corporation shall use its reasonable best efforts to obtain from any successor to all or substantially all of its business and/or assets, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, an assumption by such successor of the obligations of the Corporation under this Agreement.

11. Indemnification.

                  The Executive shall be entitled to the fullest extent to the liability and expense indemnification under Delaware state law, as the same may be amended from time to time.

12. Miscellaneous.

12.1 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

12.2 Amendments/Waiver. This Agreement may not be amended, waived, or modified otherwise than by a written agreement executed by the parties to this Agreement or their respective successors and legal representatives. No waiver by any party to this Agreement of any breach of any term, provision or condition of this Agreement by the other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, or any prior or subsequent time.

12.3 Notices. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other party, by facsimile transmission, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


      If to the Executive:                    Mr. Gregory Andrews
                                              [Address]


      with a copy to:                         Larry Cagney, Esq.
                                              Debevoise & Plimpton
                                              875 Third Avenue
                                              New York, New York  10022

      If to the Corporation:                  Carson Products Company
                                              71A Ross Road
                                              Savannah, Georgia  31405
                                              Attention: Chairman of the Board


      with a copy to:                         Stephen W. Skonieczny, Esq.
                                              Milbank, Tweed, Hadley & McCloy
                                              1 Chase Manhattan Plaza,
                                              New York, New York 10005

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

12.4 Withholding. The Corporation may withhold from any amounts payable under this Agreement such taxes as shall be required to be withheld pursuant to any applicable law or regulation.

12.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

12.6 Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

12.7 Entire Agreement. This Agreement contains the entire agreement between the parties to this Agreement concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

12.8 Representation. The Executive represents and warrants that the performance of the Executive's duties and obligations under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation, or organization.

12.9 Survivorship. The respective rights and obligations of the parties to this Agreement shall survive any termination of this Agreement or the Executive's employment hereunder for any reason.


12.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Corporation has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                             CARSON PRODUCTS COMPANY



                       By:_____________________________

                       Name:___________________________

                       Title:__________________________


                       -------------------------------
                                 Gregory Andrews